1996 NSO # _________                                        __________________Shares

HELIX TECHNOLOGY CORPORATION
1996 Equity Incentive Plan
Non-Statutory Stock Option Certificate

Helix Technology Corporation (the "Company"), a Delaware corporation, hereby grants to the person named below an option to purchase shares of Common Stock, $1.00 par value per share, of the Company (the "Option") pursuant to and subject to the Company's 1996 Equity Incentive Plan (the "Plan") and the Non-Competition Agreement attached hereto as Addendum A, (all such terms and conditions of the Plan and of the Non-Competition Agreement being incorporated herein by reference as fully as if set forth herein), exercisable on the following terms and conditions including those set forth on the reverse side of this Certificate:

Name of Optionholder:  ____________________________________________________

Address:  ________________________________________________________________

Social Security No:  _______________________________________________________

No. of Shares:  __________________________________________________________

Option Price:  ____________________________________________________________

Date of Grant:  ___________________________________________________________

Exercisability Schedule:  This option is exercisable in four equal annual cumulative installments of _______________ shares each beginning on the first anniversary of the date of grant.

Expiration Date:  _____________________

This Option shall not be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

By acceptance of this Option, the Optionholder agrees to all the terms and conditions hereof including, without limitation, those set forth in the Plan, in the Non-Competition Agreement, and on the reverse side hereof.

HELIX TECHNOLOGY CORPORATION

By:  _______________________________
President and Chief Executive Officer

ACCEPTED AND AGREED TO:

____________________________________
Optionholder

HELIX TECHNOLOGY CORPORATION 1996 EQUITY INCENTIVE PLAN

Non-Statutory Stock Option Terms and Conditions

     1.  Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Secretary of the Company.

     2.  Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

     3.  Exercisability Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.

     4.  Method of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares. Such payment may be made in whole or in part in cash or to the extent permitted by the Committee at or after the grant of the Option, pursuant to any of the following methods: (i) by actual delivery or attestation of ownership of shares of Common Stock owned by the Optionholder, including vested Restricted Stock, (ii) by retaining shares of Common Stock otherwise issuable pursuant to the Option, (iii) for consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or (iv) for such other lawful consideration as the Committee may determine. Promptly following such notice, the Company will deliver to the Optionholder a certificate representing the number of shares with respect to which the Option is being exercised.

     5.  Rights as a Stockholder or Employee. The Optionholder shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above. The Optionholder shall not have any rights to continued employment or service by the Company or its Affiliates by virtue of the grant of this Option.

     6.  Change in Control. As provided in the Plan, in the event of a Change in Control affecting the Company's outstanding Common Stock, the Committee shall equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder or make provision for a cash payment. If such Change in Control involves a consolidation or merger of the Company with another entity, the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Committee may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

     7.  Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionholder's lifetime only by the Optionholder or the Optionholder's guardian or legal representative. The naming of a Designated Beneficiary does not constitute a transfer.

     8.  Exercise of Option After Termination of Employment. If the Optionholder's status as an employee or consultant of (a) the Company, (b) an Affiliate, or (c) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22(e)(3) of the Code) or death, the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within one month following the date of termination. If such status is terminated as a result of disability, such rights may be exercised within six months from the date of termination. Upon the death of the Optionholder, his or her Designated Beneficiary shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Optionholder at the time of death. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date. The aforesaid one-month, six-month and twelve-month periods may be extended by the Committee in its sole discretion up to the Expiration Date of the option. If an Optionholder's employment relationship with the Company or any Affiliate is terminated for cause (as defined by the Committee in its sole discretion), all such Optionholder's options shall terminate immediately and be of no further force or effect. Whether authorized leaves of absence or absence on military or governmental service may constitute termination for purposes of the Plan shall be conclusively determined by the Committee. Nothing in the Plan or in any option granted thereunder shall be deemed to give the Optionholder the right to continue his or her employment with the Company or any of its Affiliates or shall be deemed to interfere in any way with the right of the Company to terminate any Optionholder's employment relationship at any time and for any reason. Options granted under the Plan shall not be affected by any change of employment among the Company and its Affiliates so long as the Optionholder continues to have an employment relationship with the Company or one of its Affiliates.

     9.  Compliance with Securities Laws. It shall be a condition to the Optionholder's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

     10.  Payment of Taxes. The Optionholder shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option. The Committee may, in its discretion, require or permit any other federal or state taxes imposed on the Optionholder on the exercise of this option or the sale of the shares to be paid by the Optionholder. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

Adopted April 28, 2004

ADDENDUM A

HELIX TECHNOLOGY CORPORATION

NON-COMPETITION AGREEMENT

     In consideration of the grant to the Employee of a stock option, a copy of which is attached hereto as EXHIBIT A, for the purchase of               shares of Common Stock, $1.00 par value per share, of the Company subject to the terms and conditions of the Company's 1996 Equity Incentive Plan, the parties hereto agree as follows:

     NON-COMPETITION. For a period of twelve (12) months following termination of your Employment with the Company, you agree that you will not accept or continue to hold any position of profit with any person, firm or corporation, whose present or planned business is competitive with the business of the Company as it exists or is planned on the date of termination of your Term of Employment; it being understood that, before accepting employment with any such person, firm or corporation, you will make a reasonable effort to determine the present or planned business thereof in order to comply with the requirements of this paragraph. The foregoing non-competition covenant shall not apply to you if the Board of Directors of the Company waives said covenant. Ownership by you of insubstantial amounts of stock or securities in any business enterprise shall not in itself be deemed to be engaging in any activity prohibited by this paragraph.

     MISCELLANEOUS. I agree to notify any prospective employer of the existence of this agreement and to furnish a copy hereof to such employer.

     No amendment or modification of this Agreement shall be valid or binding unless in writing and signed by both of the parties hereto.

     I have read and executed the Company's Patent and Confidential Information Policy and Agreement.

     EXECUTED this ____ day of _____________, 20___.

______________________________	___________________________________
Witness	Employee

HELIX TECHNOLOGY CORPORATION

___________________________________	By: _______________________________
Witness	President and Chief Executive Officer